                          AVERY DENNISON CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE AMOUNTS

                                                  Three Months Ended                          Six Months Ended
                                             -----------------------------           --------------------------------
                                             June 29, 1996    July 1, 1995           June 29, 1996       July 1, 1995
                                             -------------    ------------           -------------       ------------
(A) Weighted average number of common
    shares outstanding                          52,705,562      53,220,848              52,808,644         53,336,086

    Additional common shares issuable under
    employee stock options using the
    treasury stock method                        1,304,217       1,033,351               1,372,150          1,058,056
                                               -----------     -----------             -----------        -----------

(B) Weighted average number of common
    shares outstanding assuming the exercise
    of stock options                            54,009,779      54,254,199              54,180,794         54,394,142
                                               ===========     ===========             ===========        ===========

(C) Net income applicable to common stock      $41,648,000     $35,688,000             $81,640,000        $70,200,000
                                               ===========     ===========             ===========        ===========

Net income per share as reported (C / A)             $0.79           $0.67                   $1.55              $1.32
                                                     =====           =====                   =====              =====

Net income per share giving effect to the
 exercise of outstanding stock options (C / B)       $0.77           $0.66                   $1.51              $1.29
                                                     =====           =====                   =====              =====

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                                  Exhibit 11